UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 North Ocean Blvd., Suite 306 Deerfield Beach, Florida	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2012, usell.com, Inc. (the “Company”) appointed Sergio Zyman as the Chief Executive Officer of the Company. In connection with Mr. Zyman’s appointment, Daniel Brauser resigned as Chief Executive Officer but remains President and a director. Additionally, Michael Brauser resigned as Co-Chairman of the Company’s Board of Directors and Mr. Zyman will serve as the Company’s Chairman of the Board. Mr. Michael Brauser will continue to serve as a director.

In 1999, Mr. Zyman founded Zyman Group, an international marketing consulting firm. In 2005 and 2008 respectively, he sold a majority and then sole ownership of the company to MDC Partners. Since 2008, he has been President of Sergio Zyman & Company consultancy. Mr. Zyman is known for his work as Chief Marketing Officer of Coca Cola Co., where he helped introduce and market the launches of Diet Coke and New Coke. Mr. Zyman is 67 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: October 16, 2012	By:	/s/ Daniel Brauser
Name: Daniel Brauser Title: President